SAKER AVIATION SERVICES, INC. ANNOUNCES STOCK PURCHASE OF

PHOENIX RISING AVIATION, INC.

Oklahoma Firm Provides Aircraft Maintenance, Repair, and Overhaul Services

Wilkes-Barre, PA and Scranton, PA, August 20, 2013/PR Newswire/ – Saker Aviation Services, Inc. (OTC Markets: SKAS) (“Saker” or the “Company”), an aviation services company specializing in ground-based services to the general aviation marketplace, today announced the acquisition of 100% of the stock of Phoenix Rising Aviation, Inc., a maintenance, repair and overhaul (MRO) firm located in Bartlesville, Oklahoma (“Phoenix Rising”).

“We are excited to welcome Phoenix Rising Aviation, its owners, Warren Peck and Ronald “Pete” Cranick, and their skilled staff into the Saker Aviation family,” stated Ron Ricciardi, Saker’s President and CEO. “Phoenix Rising has proven its capability in the highly competitive MRO segment of our industry, providing outstanding customer service and quality mechanical craftsmanship for several years. We are also very happy that Warren and Pete have agreed to continue in their roles with the company to drive our united organizations to the next level.”

Phoenix Rising Aviation is located in Bartlesville, Oklahoma, approximately 45 miles north of Tulsa, where it offers MRO services specializing on Dassault Falcon jets. Specifically, Phoenix Rising focuses on servicing Falcon jets that Dassault no longer produces. Phoenix Rising competes very effectively for this business given its deep understanding of Falcon aircraft and advantageous location in Oklahoma.

“On behalf of all the employees of Phoenix Rising Aviation, we are pleased to join Saker Aviation and eagerly anticipate increasing and expanding our business in this new relationship,” stated Warren Peck, Vice President of Phoenix Rising. “Pete and I entertained a transaction with a number of potential suitors. It wasn’t until Saker came along that we found the right fit. Saker’s core values closely match our own and we believe this similarity will make our transition seamless. And, from a business standpoint, being part of the larger Saker family gives Phoenix Rising greater capacity, broader scope, and enhances our capability to service our customer’s aircraft.”

Under the terms of the transaction, Saker made a $1.35 million cash payment at closing with up to $1.0 million more in potential installment payments payable over the next three years, dependent on the achievement of certain performance criteria. In addition, there are other performance-based incentives that Phoenix Rising may earn over the same three years.

The closing cash payment was funded through Saker’s acquisition line of credit with PNC Bank, which was established as part of a broader financing package announced on May 17, 2013.

Saker was assisted in this transaction by Corporate Finance Associates as part of an engagement agreement announced by Saker on May 1, 2012.

“Corporate Finance Associates is pleased to have played a role in this successful transaction.  We believe that Saker and Phoenix Rising are a great combination and we look forward to helping Saker find additional opportunities as the Saker team executes its strategic plan,” said Joe Contaldo, Managing Director of Corporate Finance Associates and Chairman of CFA’s Aviation and Aerospace Industry Practice Group.

About Saker Aviation Services, Inc.

Saker Aviation Services (www.SakerAviation.com) provides Fixed Base Operations (FBO) flight support services through a growing chain of US based facilities. Products include, but are not limited to, aircraft fueling, maintenance, repair and overhaul (MRO), charter, hangar/tie-down, facility management, pilot support services, ground handling, operational consulting and other related services.

CONTACT:
Saker Aviation Services, Inc.

Ronald J. Ricciardi

President & CEO

1.570.457.3400
RRicciardi@SakerAviation.com

About Corporate Finance Associates

Founded in 1956, Corporate Finance Associates (CFA) is one of the largest and most experienced middle-market M&A Advisory and Investment Banking firms in the nation. The Firm’s Aviation and Aerospace Industry Practice Group is comprised of senior professionals with significant experience advising, operating and/or owning companies in the industry. CFA has over 20 offices across the United States and Canada, three in India and 17 partner offices in Brazil, China and throughout Europe.

CONTACT:
CFA Chicago

Joseph Contaldo

Managing Director

1.847.836.7035
jac@cfachicago.com

Note Regarding Forward-Looking Statement

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These statements may include projections of revenue, provisions for doubtful accounts, income or loss, capital expenditures, repayment of debt, other financial items, statements regarding our plans and objectives for future operations, acquisitions, divestitures and other transactions, statements of future economic performance, statements of the assumptions underlying or relating to any of the foregoing statements and statements other than statements of historical fact.

Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. The Company therefore cautions readers of this press release against relying on any of these forward-looking statements because they are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the Company’s services and pricing, general economic conditions, its ability to raise additional capital, its ability to obtain the various approvals and permits for the acquisition and operation of FBOs and the other risk factors contained under Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

Any forward-looking statement made in this press release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time and it is not possible to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.